Exhibit 23.3

Consent of Independent Registered Public Accounting Firm

Colonial Financial Services, Inc.

Vineland, New Jersey

We hereby consent to the use in the Joint Proxy Statement/Prospectus constituting a part of this Registration Statement on Form S-4 of our report dated March 28, 2014, relating to the 2013 consolidated financial statements of Colonial Financial Services, Inc., which is contained in that Joint Proxy Statement/Prospectus.

We also consent to the reference to us under the caption “Experts” in the Joint Proxy Statement/Prospectus.

/s/ BDO USA, LLP

Philadelphia, Pennsylvania

November 21, 2014